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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Beneficial Corporation on Form S-8 of our report dated January 28, 1997, appearing in the Annual Report on Form 10-K of Beneficial Corporation for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP


Parsippany, New Jersey
October 6, 1997